                                  Exhibit 3.3

                                                        RECEIVED & FILED
                                                          Ck $40.00
                            ARTICLES OF AMENDMENT OF
                         AAA ALARMS AND SERVICES, INC.  Sep 1 1050 AM '93
                                            $788.33gdst
                        ------------------------------  /s/ Sandra Perry

     AAA Alarms and Services, Inc. hereby amends its original Articles of Incorporation as follows:

     1. The name of the corporation at this time is AAA Alarms and Services, Inc.

     2. The purpose of this amendment is to change said name to B.G. Banking Equipment, Inc.

     3. The amendment does not provide for an exchange, reclassification, cancellation of issued shares, nor provisions for implementing the amendment.

     4. The date of the amendments adoption is August 31, 1993; the effective date of same is to be September 1, 1993.

     5. The amendment is adopted by the Board of Directors. Shareholder action is not necessary as the Directors are the sole shareholders of said corporation, and consequently, their being approved by both the directors and all of the shareholders.

     6. All outstanding shares were voted for this amendment. This the 31 day of August, 1993.


                              /s/ Paul Clark
                              -------------------------------
                              Paul Clark, President, Director
                              and Shareholder


                              /s/ Roberta W. Clark
                              -------------------------------
                              Roberta Clark, Secretary/Treas.
                              Director and Shareholder

        ORIGINAL COPY                                           [STAMP]
            FILED                                          SECRETARY OF STATE
SECRETARY OF STATE OF KENTUCKY                                 RECEIVED
     FRANKFORT, KENTUCKY                                     MARCH 17, 1977

                                                       COMMONWEALTH OF KENTUCKY
 /s/ Drexell R. Davis
 Secretary of State


                           ARTICLES OF INCORPORATION
                                     OF THE
                        "AAA ALARMS AND SERVICES, INC."
                        -------------------------------

     KNOW ALL MEN BY THESE PRESENTS:

     I, the undersigned natural person of the age of twenty-one years of age or more, intend to form a corporation under the laws of the Commonwealth of Kentucky, pursuant to Chapter 271A of the Kentucky Revised Statutes and all other acts amendatory thereof and supplemental thereto:

                                   ARTICLE I

     The name of the corporation shall be "AAA Alarms and Services, Inc."

                                   ARTICLE II

     The duration of the corporation shall be perpetual.

                                   ARTICLE III

     The nature of the business and the objects and purposes of the corporation shall be to sell, install, and service monitoring security and alarm systems; to transact any and all lawful business for which corporations may be organized under KRS Chapter 271A; to purchase or other wise acquire, own, trade, deal in and deal with, mortgage, pledge, sell, assign and transfer or otherwise dispose of goods, wares and merchandise and real and personal property of every class and description;



                                      (1)
and to generally engage in, do and perform any enterprise, act or vocation that a natural person might or could do or perform.

                                   ARTICLE IV

     The capital stock of the corporation shall consist of 1,000 shares of common stock, each with no par value, which shall constitute the total capitalization of the corporation with each share having an equal voting right.

                                   ARTICLE V

     The registry office of the corporation shall be located at 313 State Street, Bowling Green, Warren County, Kentucky, and its agent shall be R. E. Summers, whose address is the same as that of the registry office.

                                   ARTICLE VI

     The initial Board of Directors of the corporation shall consist of two directors; and the directors who are to serve until the first annual meeting of the shareholders of the corporation, or until their successors are elected and qualified are:

          Paul Clark                         R.E. Summers
          Route 3, Hickory Heights           313 State Street
          Bowling Green, KY                  Bowling Green, KY

The number of Directors thereafter shall be as the by-laws of the corporation may, from time to time, provide.



                                      (2)

                                  ARTICLE VII

     The name and address of the incorporator is:

                              Paul Clark
                              Route 3, Hickory Heights
                              Bowling Green, Kentucky 42101

                                  ARTICLE VIII

     The private property of the stockholders shall not be liable for any debts, liabilities or obligations of the corporation.

     IN TESTIMONY WHEREOF, witness the hand of the incorporator on this March 9, 1977.


                                        /s/ Paul Clark
                                        -------------------------------------
                                        Paul Clark


STATE OF KENTUCKY)
                 )
COUNTY OF WARREN )

     The foregoing instrument was acknowledged before me by Paul Clark on this March 9, 1977 at Bowling Green, Kentucky.


                                        /s/ Karen Munson
                                        -------------------------------------
                                        Notary Public, State of Kentucky
                                        at Large

     My commission expires: 1/26/80


SEAL




Prepared by:


/s/ Dixie R. Satterfield
-----------------------------
Dixie R. Satterfield